                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

     Filed by the Registrant  [X]
     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
                                                   [ ]  Confidential, for Use of
                                                        the Commission Only (as
                                                        permitted by Rule 14a-6
                                                        (e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ECCS, INC.
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               (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                                    May 21, 1997

                                   ECCS, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724

To Our Shareholders:

     You are most cordially invited to attend the 1997 Annual Meeting of Shareholders of ECCS, Inc. at 9:00 A.M., local time, on Thursday, June 26, 1997, at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope (which requires no postage if mailed in the United States) as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          Michael E. Faherty
                                          Chairman of the Board

                                   ECCS, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 26, 1997

     The Annual Meeting of Shareholders (the "Meeting") of ECCS, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey, on Thursday, June 26, 1997, at 9:00 A.M., local time, for the following purposes:

          (1) For the holders of Common Stock to elect six directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

          (2) For the holders of 6% Cumulative Convertible Preferred Stock, Series B ("Series B Preferred Stock") and 6% Cumulative Convertible Preferred Stock, Series C ("Series C Preferred Stock"), voting as a single class, to elect one director to serve until the next Annual Meeting of Shareholders and until his successor shall have been duly elected and qualified;

          (3) For the holders of Common Stock to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1997; and

          (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock, Series B Preferred Stock and Series C Preferred Stock of record at the close of business on April 29, 1997 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Shareholders will be open to the examination of any Shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. There are two proxies -- WHITE for Common Stock and BLUE for Series B Preferred Stock and Series C Preferred Stock. If you hold both Common and Preferred Stock, both proxies should be completed, dated, signed and returned in the enclosed envelope.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          David J. Sorin
                                          Secretary

Tinton Falls, New Jersey
May 21, 1997

       THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                   ECCS, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724
                      ------------------------------------

                                PROXY STATEMENT
                      ------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECCS, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 26, 1997 (the "Meeting"), at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), 6% Cumulative Convertible Preferred Stock, Series B, $.01 par value ("Series B Preferred Stock"), and 6% Cumulative Convertible Preferred Stock, Series C, $.01 par value ("Series C Preferred Stock"), as of the close of business on April 29, 1997, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 4,464,374 shares of Common Stock, 1,600,000 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on the matters presented to holders of Common Stock at the Meeting. Each share of Series B Preferred Stock is entitled to one vote on the matters presented to holders of Series B Preferred Stock at the Meeting. Each share of Series C Preferred Stock is entitled to one vote on the matters presented to holders of Series C Preferred Stock at the Meeting.

     If proxies in the accompanying forms are properly executed and returned, the Common Stock, Series B Preferred Stock and Series C Preferred Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of six Common Stock nominees named below as Directors, (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1997, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. If not otherwise specified, the shares of Series B Preferred Stock and Series C Preferred Stock represented by the proxies will be voted FOR the election of the preferred stock nominee named below as a Director. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     This Proxy Statement, together with the related proxy card, is being mailed to the Shareholders of the Company on or about May 21, 1997. The Annual Report to Shareholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Shareholders of record as of April 29, 1997. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 29, 1997.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum for matters to be acted upon by holders of the shares of Common Stock. The presence, in person or by proxy, of holders of the shares of Series B Preferred Stock and the shares of Series C Preferred Stock, considered as a single class, having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum for the election of the preferred stock nominee as a Director. The affirmative vote by the holders of a plurality of the shares of Common Stock, or the shares of Series B Preferred Stock and the shares of Series C Preferred Stock, as the case may be, represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein to be taken by the Common Shareholders, other than the election of

Directors, may be taken upon the affirmative vote of Common Shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                             ELECTION OF DIRECTORS

     At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. The holders of the shares of Common Stock, voting as a class, will elect six Directors. The holders of the shares of Series B Preferred Stock and the holders of the shares of Series C Preferred Stock, voting as a class, will elect one Director.

     It is the intention of the persons named in the enclosed forms of proxy to vote the shares represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                                SERVED AS A                  POSITIONS WITH
                NAME                   AGE     DIRECTOR SINCE                 THE COMPANY
-------------------------------------  ---     --------------     ------------------------------------
COMMON STOCK NOMINEES:
Michael E. Faherty...................  62           1994          Chairman of the Board and Director
Gregg M. Azcuy.......................  37           1996          President, Chief Executive Officer
                                                                  and Director
Gale R. Aguilar......................  63           1995          Director
James K. Dutton......................  64           1994          Director
Donald E. Fowler.....................  59           1996          Director
Frank R. Triolo......................  63           1996          Director
PREFERRED STOCK NOMINEE:
Thomas I. Unterberg..................  66           1996          Director

     There are no family relationships between any of the Directors and executive officers of the Company.

     The principal occupations and business experience, for at least the past five years, of each Director and nominee is as follows:

     Mr. Faherty has served as Chairman of the Board of the Company since December 1994. From December 1994 to June 1996, he also served as Chief Executive Officer of the Company. Prior to that, from August 1994 through October 1994, he provided consulting services to the Company. See "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Since February 1977 to the present, Mr. Faherty has been the principal of MICO, a general business consulting firm. In connection with such consulting business, from January 1992 to January 1994, Mr. Faherty served as President and Chief Executive Officer of Shared Financial Systems, Inc., a worldwide provider of software and consulting services to data processing market segments that utilize on-line transaction processing. Prior to that, also in connection with his consulting business, from February 1989 to June 1992, Mr. Faherty was employed by Intec Corp., a company engaged in the development and sale of hardware and software systems designed to measure online defects, serving as President of such company during such time and, from February 1990, serving as its Chairman. In addition, from December 1992 to the present, Mr. Faherty has been a general partner of Faherty Property Co., a family investment partnership. Mr. Faherty serves as a director of and on the compensation committee of BancTec, Inc. and Frontier Corporation, each a publicly held company.

     In August 1995, ALC Communications Corporation ("ALC") merged into Frontier. Mr. Faherty was a director of ALC until the time of such merger and became a director of Frontier upon the consummation of such merger. On April 10 and 11, 1995, three lawsuits were commenced against ALC as a result of its announced merger with Frontier. In two of those actions, each filed in the Court of Chancery, New Castle County, Delaware by Martin Mayers and Mordecai Cohen, respectively, Frontier was named as a defendant, although it has not yet been served with process. The lawsuits purport to be class actions brought on behalf of all ALC stockholders against ALC and its directors. Among other things, the complaints sought to enjoin the merger and/or to obtain an award of damages. On June 9, 1995, the Delaware court consolidated the three cases for all purposes under Mayers v. Irwin, et al., C.A. No. 14196. On July 10, 1995, ALC and its directors answered the consolidated complaint.

     Mr. Azcuy has been a Director of the Company since June 1996. He joined the Company in April 1994 as Executive Vice President, Products Division. In September 1994, he became Acting Chief Operating Officer and, in February 1995, became Vice President and Chief Operating Officer. In December 1995, he became President and Chief Operating Officer. Since June 1996, he has served as President and Chief Executive Officer. Prior to joining the Company, from 1993 to 1994, Mr. Azcuy was International Marketing Manager for Hitachi Data Systems International, a manufacturer of mainframe storage products. From 1991 to 1993, Mr. Azcuy was Vice President, Marketing and Sales, for Systems Industries, an Open-Systems provider of storage solutions and, prior to that, from 1982, held various managerial and sales positions within Systems Industries.

     Mr. Aguilar has been a Director of the Company since March 1995. Mr. Aguilar currently is President and a director of Mitem Corporation, a software development company based in Menlo Park, California. Prior to that, from 1989 to 1992, Mr. Aguilar was Executive Vice President of SF2, a company which pioneered RAID technology. From 1982 to 1988, Mr. Aguilar served as Senior Vice President of Marketing and Corporate Development for Prime Computer. For 27 years, he held various executive positions in sales, marketing and development with IBM Corporation.

     Mr. Dutton has been a Director of the Company since August 1994. He is currently a consultant and private investor. From 1991 to May 1994, he was a consultant to and President of Andor America Corporation, a distributor of high end mainframe computer equipment and related software. He was a director of System Industries, Inc. from 1985 to July 1993 and served as Chairman of the Board from March 1992 to July 1993. He is currently a director of Caere Corporation and Network Equipment Technologies, Inc., each a public company, and serves on the compensation committee of each of such companies.

     Mr. Fowler has been a Director of the Company since June 1996. He is currently President, Chief Executive Officer and a Director of eT Communications. Prior to that, from January 1996 to August 1996, Mr. Fowler served as interim President and Chief Executive Officer of Worlds Inc., a software company. From 1986 to January 1996, Mr. Fowler served as Senior Vice President at Tandem Computers, and previously held executive positions at Bechtel Group and IBM. He currently serves as Chairman of the President's Cabinet at California Polytechnic State University.

     Mr. Triolo has been a Director of the Company since June 1996. From September 1995 to January 1997, Mr. Triolo was chairman of Knowledge Discovery 1, a software and services company. Prior to that, from June 1994 to June 1995, Mr. Triolo was the chairman and chief executive officer of Datacache, a computer hardware and software company. Prior to that, from 1992 to April 1994, Mr. Triolo served as a senior officer with AT&T Global Information Solutions (now
NCR). From 1985 to 1992, he was a senior officer with Teradata Corporation. Prior to that, he was a senior sales executive with Amdahl Corporation. Currently he is a consultant to technology companies in sales and marketing.

     Mr. Unterberg has been a Director of the Company since June 1996. Mr. Unterberg is Managing Director of Unterberg Harris, an investment banking firm which serves as the Company's financial advisor. Unterberg Harris was the principal underwriter in the Company's initial public offering in 1993 and acted as placement agent in the Company's private offerings of preferred stock in 1995 and 1996. Prior to that, from 1987 to 1989, he was head of Technology Investment Banking at Lehman Brothers. Mr. Unterberg is also presently the chairman and president of C.E. Unterberg Inc. From 1977 to 1986, he was a General Partner, Managing Director and Chairman of L.F. Rothschild, Unterberg, Towbin. He currently serves on the Board of several public companies, including Fractal Design Corporation, the AES Corporation, AES China Generating Co., Ltd., Electronics for Imaging, Inc. and Systems and Computer Technology Corporation, and serves on the compensation committee of each of the AES Corporation, Electronics for Imaging, Inc. and Systems and Computer Technology Corporation.

     Pursuant to Mr. Faherty's employment agreement, as long as Mr. Faherty was serving as Chief Executive Officer of the Company, the Company had to use its diligent efforts to obtain the nomination and election of Mr. Faherty as a Director of the Company. See "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Mr. Faherty served as Chief Executive Officer of the Company until June 20, 1996.

     Pursuant to the terms of the Company's Restated and Amended Certificate of Incorporation, as amended, the holders of the Series B Preferred Stock and Series C Preferred Stock, acting as a single class, have the right to designate and elect two members of the Board of Directors. Such holders have exercised such right with respect to one seat on the Board of Directors by designating Mr. Unterberg to serve as a member of the Board. Such holders have not yet exercised their right to designate a second member of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation, Option and Stock Purchase Plan Committee (the "Compensation and Option Committee"), which approves salaries and certain incentive compensation for top level employees of and consultants to the Company and which makes recommendations about stock option awards to employees of and consultants to the Company; and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. Each of the Compensation and Option Committee and the Audit Committee currently consists of Gale R. Aguilar, James K. Dutton, Michael
E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. The Compensation and Option Committee held seven meetings in 1996. The Audit Committee held three meetings in 1996. There were 15 meetings of the Board of Directors in 1996. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he was a Director and the total number of meetings held by all Committees on which he served during the period in which he served.

COMPENSATION OF DIRECTORS

     Each of the Company's outside (non-employee) Directors receives compensation of $1,000 per meeting for each regularly-scheduled in person meeting in which he or she participates and $500 per meeting for each regularly-scheduled telephonic meeting. In addition, each of the outside members of the Board who serves on a Committee of the Board receives a $500 fee per in person meeting for each regularly-scheduled Committee meeting in which such Committee member participates and $250 per meeting for each regularly-scheduled telephonic meeting, as long as such Committee meeting or meetings is or are held on a day or days other than the day of a regularly-scheduled Board meeting. If an outside Board member participates in a regularly-scheduled Board meeting or Committee meeting by telephone and such meeting follows an in-person or telephonic Board meeting or Committee meeting held earlier that month, such Board member qualifies for the participation fee only if the meeting time exceeds three hours and such Board member has participated for at least such period. Such Board member receives one-half the participation fee if the meeting time exceeds one hour but is not more than three hours and such Board member has participated for at least such period. No participation fee is paid for any conference call other than regularly-scheduled Board or Committee meetings. Pursuant to such arrangement, Messrs. Aguilar, Dutton, Faherty, Triolo, Fowler and Unterberg, each a current Director and nominee, received $9,500, $9,500, $2,500, $5,000, $5,000 and $5,000, respectively, in 1996, and
Gustav H. Koven, III, a former Director of the Company who declined to stand for re-election to the Board of Directors of the Company in August 1996, received $6,000 in 1996. The Company also reimburses each outside Director for his or her reasonable expenses in connection with their attendance at regularly-scheduled meetings of the Board or its Committees.

     In addition, the Company may, from time to time and in the discretion of the Board of Directors, grant options or warrants to Directors. On June 20, 1996, the Company granted non-qualified stock options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $2.875, outside the Company's stock option plans, to each of Messrs. Fowler, Triolo and Unterberg. One-third of such options were exercisable immediately, with the remaining 20,000 exercisable to the extent of one-third on each of the first, second and third anniversary of the date of grant.

     Under the terms of the 1996 Non-Employee Directors Plan, each non-employee Director who first becomes a member of the Board shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 30,000 shares of the Common Stock. In addition, each non-employee Director who is a member of the Board on the first trading day of each year shall be automatically granted on such date, without further action by the Board, an option to purchase 5,000 shares of the Common Stock.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

                                                         CAPACITIES IN                     IN CURRENT
              NAME                AGE                    WHICH SERVED                    POSITION SINCE
--------------------------------  ---     -------------------------------------------    --------------
Gregg M. Azcuy..................  37      President and Chief Executive Officer               1996
Louis J. Altieri(1).............  37      Vice President, Finance and Administration          1995
David J. Boyle(2)...............  33      Vice President, Sales and Marketing                 1996
Priyan Guneratne(3).............  41      Vice President, Operations                          1995

---------------
(1) Mr. Altieri, C.P.A., joined the Company in September 1994 as Controller and became Vice President, Finance and Administration in October 1995. Prior to joining the Company, from September 1991 until September 1994, Mr. Altieri served as corporate controller of Monroe Systems for Business, Inc., an international manufacturer, distributor and service provider of business equipment. Prior to that, from June 1985 until September 1991, he served as corporate controller/treasurer of C.M. Ofray and Sons, Inc., and Lion Ribbon Company, each a manufacturer of novelty ribbons to florists, wholesalers and large retailers.

(2) Mr. Boyle joined the Company in 1996 as Vice President, Sales and Marketing. Prior to joining the Company, from April 1995, Mr. Boyle served as Vice President, Sales of IPL Systems and from December 1991 to April 1995, he served as District Manager of EMC Corp. Both companies are engaged in the data storage business.

(3) Mr. Guneratne joined the Company in 1992 as Director of Manufacturing for the Company's Products Division and later served as Director of Engineering. He became Vice President, Operations in 1995. Prior to joining the Company, from 1986, Mr. Guneratne served in various product and design positions for E-Systems Garland Division, including Program Manager, Engineering Manager and Products Manager. From 1976 through 1986, Mr. Guneratne held various positions in engineering design and development at Unisys Corporation and Raytheon Company.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and Shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to
Section 16(a).

     Based solely on the Company's review of the copies of such forms received by the Company, David J. Boyle did not file on a timely basis a Form 3. In particular, Mr. Boyle failed to file a Form 3 within ten days of his appointment as an executive officer and also failed to report on such Form 3 a grant on July 10, 1996 of options to purchase 70,000 shares of Common Stock at an exercise price of $3 3/8 per share. Such Form 3 was filed with the SEC on September 3, 1996. In addition, Thomas I. Unterberg did not file on a timely basis a Form 4 with respect to an aggregate of 68,667 shares of Series C Preferred Stock purchased by Mr. Unterberg, or entities affiliated with Mr. Unterberg, at a price per share of $1.50 per share. Such Form 4 was filed with the SEC on July 2, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1996, 1995 AND 1994

     The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 1996, 1995 and 1994 for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1996 (two individuals) and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (three individuals) (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                 ------------------------
                                              ANNUAL COMPENSATION                         AWARDS
                                    ---------------------------------------      ------------------------
                                                                  OTHER          RESTRICTED
                                                                  ANNUAL           STOCK      SECURITIES
                                     SALARY        BONUS       COMPENSATION      AWARDS(1)    UNDERLYING
    NAME AND PRINCIPAL       YEAR     ($)           ($)            ($)              ($)       OPTIONS (#)
        POSITION(A)          (B)      (C)           (D)            (E)              (F)           (G)
---------------------------  ----   --------      -------      ------------      ----------   -----------
Gregg M. Azcuy,............  1996   $168,942      $30,500(2)           --         $ 38,250      116,309
  President and Chief        1995   $150,000           --              --               --      163,691(3)
  Executive Officer          1994   $109,616(4)        --              --               --       75,000(5)
Michael E. Faherty,........  1996   $130,077(6)   $25,000              --         $ 24,600           --
  Chief Executive Officer*   1995   $117,500(7)        --              --         $  8,579       32,247(8)
                             1994   $  7,307(9)        --              --               --      266,601(8)
Louis J. Altieri,..........  1996   $115,000           --              --               --       35,000
  Vice President, Finance    1995   $107,746           --              --               --       59,000
  and Administration         1994   $ 25,385           --              --               --        6,000
David J. Boyle,............  1996   $ 73,157           --        $ 11,214(10)           --       70,000
  Vice President, Sales and  1995         --           --              --               --           --
  Marketing                  1994         --           --              --               --           --
Priyan Guneratne,..........  1996   $103,097           --              --               --       20,000
  Vice President,
  Operations                 1995   $ 87,096           --              --               --       42,000
                             1994   $ 90,000           --              --               --       18,000

---------------
  *  Not serving in such position at the end of 1996.

 (1) The aggregate number of shares of restricted Common Stock held at December 31, 1996 by each of Messrs. Azcuy and Faherty is 25,000 and 51,769, respectively. The value of such shares at December 31, 1996 (less consideration paid) is $78,875 and $149,831, respectively, based on a closing market price at year end of $4.375 per share. No dividends are payable with respect to such shares of Common Stock. See Notes (2), (6) and
     (7).

 (2) Such amount was deferred and received as 25,000 shares of restricted Common Stock in lieu of 1996 cash bonus (see column (f)).

 (3) In February 1995, Mr. Azcuy was granted options to purchase 80,000 shares of Common Stock. Pursuant to anti-dilution and price protection provisions contained in such options, in connection with a transaction consummated in May 1995, Mr. Azcuy was granted options to purchase 113,691 shares of Common Stock at a purchase price of $1.25 per share to replace the previous grant of 80,000 options. Such anti-dilution and price protection provisions terminated on December 31, 1995.

 (4) Mr. Azcuy joined the Company in April 1994. On June 20, 1996, he became President and Chief Executive Officer.

 (5) Includes 75,000 options granted in May 1994 which were repriced in October 1994.

 (6) Mr. Faherty joined the Company as Chairman and Chief Executive Officer in December 1994. He served as Chief Executive Officer until June 20, 1996. Mr. Faherty's base salary was $125,000 until such time. In August 1996, Mr. Faherty's base salary was reduced to $24,000 per year plus amounts payable as regular compensation for members of the Board of Directors. See "Election of Directors -- Compensation of Directors." The amount reported includes an aggregate of $47,812 which was deferred and received as 34,160 shares of restricted Common Stock in lieu of cash earned during 1996 (see column (f)).

 (7) Such amount includes $26,639 which was deferred and received as 17,609 shares of restricted Common Stock in lieu of cash earned during 1995 (see column (f)).

 (8) In connection with his employment agreement, Mr. Faherty was granted warrants to purchase 266,601 shares of Common Stock at a purchase price of $1.75 per share, subject to anti-dilution and price protection provisions. Such warrants vested as follows: 20% on December 6, 1994; 5% per month at the end of each month during the first six months of his employment agreement; and 25% on December 6, 1995. The remaining 25% were to have vested on the completion of the first fiscal quarter (commencing with the first quarter of 1995) during his employment that the Company achieves positive net income per share. In August 1996, the Board of Directors of the Company waived such requirement and accelerated the vesting of the remaining 25% of Mr. Faherty's warrants. Pursuant to anti-dilution and price protection provisions contained in such warrants, in connection with a transaction consummated in May 1995, Mr. Faherty was granted warrants to purchase 298,848 shares of Common Stock at a purchase price of $1.25 per share to replace the previous grant of 266,601 warrants. Such anti-dilution and price protection provisions terminated on December 31, 1995. See
     "-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

 (9) The compensation reported herein as being paid for services rendered as Chief Executive Officer does not include amounts paid to Mr. Faherty by the Company pursuant to a consulting agreement which the Company and Mr. Faherty entered into in August 1994 and which was completed in October 1994. Pursuant to such consulting agreement, Mr. Faherty provided consulting services in 1994 in the amount of $58,580, of which $38,570 was paid during 1994 and $20,010 was paid in 1995. See "-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(10) Includes $9,910 for the reimbursement of moving expenses during 1996.

OPTION GRANTS IN 1996

     The following table sets forth information concerning individual grants of stock options during 1996 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                             OPTION GRANTS IN 1996

                                                                                              POTENTIAL
                                                       INDIVIDUAL GRANTS                     REALIZABLE
                                        -----------------------------------------------   VALUE AT ASSUMED
                                        NUMBER OF    % OF TOTAL                             ANNUAL RATES
                                        SECURITIES    OPTIONS                              OF STOCK PRICE
                                        UNDERLYING   GRANTED TO   EXERCISE                APPRECIATION FOR
                                         OPTIONS     EMPLOYEES    OR BASE                  OPTION TERM(2)
                                         GRANTED     IN FISCAL     PRICE     EXPIRATION   -----------------
                 NAME                     (#)(1)        YEAR       ($/SH)       DATE       5%($)    10%($)
                 (A)                       (B)          (C)         (D)         (E)         (F)       (G)
--------------------------------------  ----------   ----------   --------   ----------   -------   -------
Gregg M. Azcuy........................    76,309        12.3%       2.875      06/14/06   137,974   349,633
                                          40,000         6.4%        4.50      12/30/06   113,200   286,860
Michael E. Faherty....................        --          --           --            --        --        --
Louis J. Altieri......................    20,000         3.2%       2.875      06/14/06    36,162    91,636
                                          15,000         2.4%        4.50      12/30/06    42,450   107,580
David J. Boyle........................    70,000        11.2%       3.375      07/10/06   148,575   376,530
Priyan Guneratne......................    10,000         1.6%       2.875      06/14/06    18,081    45,818
                                          10,000         1.6%        4.50      12/30/06    28,300    71,720

---------------
(1) An aggregate of 310,559 and 212,000 of such options were granted pursuant to and in accordance with the Company's 1989 Stock Option Plan and 1996 Stock Plan, respectively. All of such options become exercisable to the extent of 25% of the options granted on the first anniversary of the date of grant, with an additional 25% of the options granted becoming exercisable on each of the second, third and fourth anniversary of the date of grant. The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a reorganization of the Company, as defined in each of the 1989 Stock Option Plan and the 1996 Stock Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options. An aggregate of 100,000 of such options were granted outside the Company's 1989 Stock Option Plan and 1996 Stock Plan, respectively. The material terms of such options are substantially similar to those options granted under the 1989 Stock Option Plan and 1996 Stock Plan, respectively.

(2) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1996 by each of the Named Executives and the year-end value of unexercised in-the-money options or warrants.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                                                     NUMBER OF             VALUE OF
                                                                    UNEXERCISED          UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY
                                       SHARES                         FISCAL          OPTIONS AT FISCAL
                                      ACQUIRED        VALUE         YEAR-END(#)       YEAR-END($) (1)(2)
                                         ON          REALIZED      EXERCISABLE/          EXERCISABLE/
               NAME                  EXERCISE(#)       ($)         UNEXERCISABLE        UNEXERCISABLE
                (a)                      (b)           (c)              (d)                  (e)
-----------------------------------  -----------     --------     ---------------     ------------------
Gregg M. Azcuy.....................      --             --         78,423/276,577       187,947/533,176
Michael E. Faherty.................      --             --        298,848/0             933,900/0
Louis J. Altieri...................      --             --         17,750/ 82,250        41,336/142,399
David J. Boyle.....................      --             --              0/ 70,000             0/ 70,000
Priyan Guneratne...................      --             --         19,500/ 60,500        42,290/107,040

---------------
(1) Based on a year-end fair market value of $4.375 per share.

(2) Includes only options which were "in-the-money" as of December 31, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Except as set forth below, there are no employment contracts, termination of employment or change-in-control arrangements with any of the Named Executives.

     On August 29, 1994, the Company entered into a consulting agreement with Mr. Faherty pursuant to which Mr. Faherty, a Named Executive and a current Director and nominee for election, provided consulting services to the Company, including, among other things, the review of the Company's operations and the development of a plan to restructure the Company's operations and improve the Company's financial performance. Such consulting services were provided at a rate of $170 per hour, not to exceed $2,000 per day, plus expenses. In connection with the execution of such agreement, Mr. Faherty executed a Consultant's Invention Assignment, Confidential Information and Non-Competition Agreement. Mr. Faherty provided such consulting services in 1994 in the amount of $58,580, of which $38,570 was paid during 1994 and $20,010 in 1995.

     In October 1994, the consulting arrangement ended upon the completion by Mr. Faherty of his consulting assignment. Subsequently, on December 6, 1994, the Company entered into an employment agreement with Mr. Faherty. Pursuant to such agreement, Mr. Faherty served as the Chairman of the Board and Chief Executive Officer, and agreed that a portion of his duties included the recruitment of a President of the Company. Under the agreement, he was entitled to an annual salary of $100,000, such salary to be increased by (i) $25,000 per annum at the first time during Mr. Faherty's employment that the Company obtains equity or debt financing of at least $3,000,000 in gross proceeds (which salary increase was triggered upon the consummation of an accounts receivable financing transaction in the first quarter of 1995) and (ii) $25,000 per annum upon the completion of the first fiscal quarter (commencing with the first quarter of 1995) during Mr. Faherty's employment that the Company achieves positive net income per share. Pursuant to the agreement, as long as Mr. Faherty was serving as the Chief Executive Officer, the Company had to use its diligent efforts to obtain the nomination and election of Mr. Faherty as a Director of the Company. Mr. Faherty served as Chief Executive Officer until June 20, 1996 and continues to serve as Chairman of the Board of Directors. In August 1996, Mr. Faherty's base salary was reduced to $24,000 per year plus amounts payable as regular compensation for members of the Board of Directors. See "Election of Directors -- Compensation of Directors."

     The Company may terminate Mr. Faherty's employment without cause (as such term is defined in Mr. Faherty's employment contract, unless otherwise noted herein) upon action by the Board of Directors, and upon no less than thirty days prior written notice. Mr. Faherty may terminate his employment without cause upon no less than thirty days prior written notice. In the absence of grounds to terminate for cause and in the event that the Company terminated Mr. Faherty's employment before June 6, 1995, the Company had agreed to pay to Mr. Faherty his then current base salary through such date. The Company may terminate Mr. Faherty's employment at any time for cause. In such event, the Company has no further obligations to Mr. Faherty.

     The agreement provided that in the event of any termination of the agreement by the Company without cause during the first six months of employment, the Company was obligated to pay to Mr. Faherty six months salary (less salary amounts previously paid by the Company during such period). After the expiration of such six-month period, if Mr. Faherty is terminated without cause, the Company must pay 90 days salary. In the event of a Board-approved action likely or intended to lead to a change of control (as such term is defined in Mr. Faherty's employment contract), which Board action includes a severance package for senior managers of the Company, Mr. Faherty has agreed to accept, in lieu of the severance pay described in the preceding sentence, whatever severance package is offered to such senior managers of the Company. If
(i) there is a change of control; (ii) Mr. Faherty is terminated without cause; and (iii) no severance package is offered to senior managers of the Company, the former severance pay provisions continued to apply.

     Pursuant to his employment agreement, Mr. Faherty was eligible to receive bonuses. Except as otherwise provided in the employment agreement, the amount of any such bonuses was solely within the discretion of the Board of Directors of the Company or, if standing, the Compensation Committee thereof. In addition, the Company has agreed to pay to Mr. Faherty (i) $25,000 upon the completion of each fiscal quarter (commencing with the first quarter of 1995) during Mr. Faherty's employment for which the Company achieves positive net income per share, if positive net income per share was not achieved during the previous fiscal quarter, (ii) $40,000 upon the completion of each fiscal quarter during Mr. Faherty's employment for which the Company achieves positive net income per share, if positive net income per share was achieved for the previous fiscal quarter, (iii) $100,000 upon the completion of each fiscal year during Mr. Faherty's employment for which the Company achieves positive net income per share. In no event, however, shall the aggregate bonuses payable for any fiscal year of the Company exceed $150,000.

     In connection with Mr. Faherty's employment agreement, on December 6, 1994, the Company issued warrants to purchase 266,601 shares (the "Warrant Shares") of Common Stock of the Company at a purchase price of $1.75 per share (the fair market value of such shares on the date of issuance), which Warrant Shares vested as follows: 20% on December 6, 1994; 5% per month at the end of each month during the first six months of Mr. Faherty's employment; and 25% on December 6, 1995. The remaining 25% were to have vested upon the completion of the first fiscal quarter (commencing with the first quarter of 1995) during Mr. Faherty's employment that the Company achieves positive net income per share. In August 1996, the Board of Directors of the Company waived such requirement and accelerated the vesting of the remaining 25% of Mr. Faherty's warrants. In the event of a change of control, the Warrant Shares vest immediately prior to the consummation of any such transaction.

     Such warrants contain certain anti-dilution and price protection provisions. In the event that the Company obtains equity financing during Mr. Faherty's employment at a per share price of Common Stock less than the initial exercise price of the Warrant Shares, the exercise price of the Warrant Shares automatically shall be adjusted to an exercise price equal to such lower per share price. The Company also has agreed that in no event will Mr. Faherty hold warrants evidencing ownership of less than 4% of the Common Stock of the Company (on a fully diluted basis) and, if necessary, the Company will issue additional warrants (at the then current exercise prices) in order to maintain such 4% minimum equity participation. The anti-dilution and price protection provisions described in the foregoing two sentences lapse (i) in the event that Mr. Faherty resigns or is terminated for cause; and (ii) in any event, on December 31, 1995. Pursuant to such anti-dilution and price protection provisions, in connection with a transaction consummated in May 1995, the warrants granted to Mr. Faherty were increased to 298,848 at a purchase price of $1.25 per share.

Mr. Faherty's rights to the Warrant Shares are, in his sole discretion, assignable to his family partnership or to a trust or trusts formed for the benefit of his children.

     In the event that the Company is sold within two years from December 6, 1994, the Company must pay, at Mr. Faherty's option and in lieu of all Warrant Shares, a cash fee equal to the product of (i) the price per share paid by the acquiror (or, in the event of an asset transaction, its equivalent), not to exceed 150% of the then current warrant exercise price, and (ii) the total number of shares of Common Stock then outstanding, on a fully diluted basis, multiplied by that number which is equal to Mr. Faherty's percentage ownership of the Company, on a fully diluted basis, represented solely by Mr. Faherty's Warrant Shares less 1%. Notwithstanding the foregoing, if Mr. Faherty's employment with the Company is terminated for cause (such term being defined separately for these purposes in Mr. Faherty's employment agreement) or by his own volition and such termination occurs within six months from December 6, 1994 but prior to the approval by the Board of Directors of the Company of a specific transaction, or the pursuit thereof, which provides for a sale of the Company, Mr. Faherty is not be entitled to any cash fee.

     In connection with the execution of Mr. Faherty's employment agreement, Mr. Faherty agreed to certain confidentiality, non-competition, non-solicitation, non-disclosure and invention assignment provisions.

     Mr. Faherty served as Chief Executive Officer until June 20, 1996 and continues to serve as Chairman of the Board of Directors. In August 1996, Mr. Faherty's base salary was reduced to $24,000 per year plus amounts payable as regular compensation for members of the Board of Directors. See "Election of Directors -- Compensation of Directors."

     In February 1997, the Board of Directors of the Company approved a proposal to extend, for a one-year period commencing February 1, 1997, to Gregg M. Azcuy, Louis J. Altieri, David J. Boyle and Priyan Guneratne, each a Named Executive, Mark Ish, Director of Engineering of the Company, and Rick Rice, Director of Professional Services of the Company, certain change of control severance and bonus payments. Specifically, the Company agreed that (i) six months severance will be paid to such persons in the event of certain terminations after a change in control of the Company, and (ii) an incentive bonus will be paid if such persons are still in the employ of the Company at the completion of a change in control, such bonus to be calculated based on the consideration received by the Company in the change of control. The maximum severance and bonus payments which could be payable to each of Messrs. Azcuy and Altieri exceeds $100,000. The maximum aggregate severance and bonus payments which could be payable by the Company to all covered employees under such plan currently is approximately $645,000.

     Under each of the Company's 1989 Stock Option Plan and 1996 Stock Plan, in the event of a reorganization of the Company, as defined in the Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Option Committee currently is comprised of Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. Mr. Faherty was Chief Executive Officer of the Company until his resignation from such position in June 1996. Transactions involving Mr. Faherty are reported in "Executive Compensation -- Employment Contracts, Termination of Employment and Change in Control Agreements."

     There are no compensation committee interlocks.

     In 1996, the Company granted to each of the members of the Compensation and Option Committee options to purchase Common Stock of the Company. See "Election of Directors -- Directors' Compensation."

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Dow Jones Computer Industry Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act, and ending on the last day of the Company's last completed fiscal year.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

                                                             DOW JONES
                                                         COMPUTER INDUSTRY
                                                            GROUP INDEX
        MEASUREMENT PERIOD           NASDAQ COMPOSITE     (CAPITALIZATION
      (FISCAL YEAR COVERED)                INDEX             WEIGHTED)          ECCS, INC.
6/14/93                                         100.00              100.00              100.00
12/31/93                                        111.54               98.90               75.00
12/31/94                                        107.98               80.04               16.15
12/31/95                                        151.12              171.46               29.17
12/31/96                                        185.38              241.82               72.94

---------------
(1) Graph assumes $100 invested on June 14, 1993 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Computer Industry Group Index (capitalization weighted).

(2) Cumulative Total return assumes reinvestment of dividends.

(3) Year ending December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Option Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of Shareholders by basing a portion of compensation on corporate performance.

     The Compensation and Option Committee generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401K Plan which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility and seniority and individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis which are tied to Company profitability and revenue levels. The amount of bonus is based, in part, on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on financial results of the Company.

     The stock option program is designed to relate executives' and employees' long-term interests to Shareholders' long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives. Certain stock options are subject to forfeiture in the event certain performance goals are not met.

     Based on review of available information, the Compensation and Option Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and manufacturers' product lines, as well as variations in prices and distribution channels, and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

     In recognition of the Company's financial difficulties, including, but not limited to, cash flow problems, existing during the period in which the Board of Directors recruited Mr. Faherty, a Director and former Chief Executive Officer, Mr. Faherty agreed to accept an initial base salary less than market as reflected in certain compensation surveys for companies of similar size engaged in broadly comparable business activities. As described more fully elsewhere in this proxy statement, his employment agreement provides for increases in base compensation and for bonuses upon successful attainment of certain objectives which, if achieved, would enable him to earn salary and bonus compensation at approximately the statistical mean as set forth in such compensation surveys. Mr. Faherty deferred his salary commencing October 1995. The deferred salary for 1996 was paid to Mr. Faherty in March, April and July 1996 in the form of 17,609, 19,587 and 14,573 shares of restricted Common Stock. The Committee has attempted to heavily weight Mr. Faherty's total compensation package towards potential Common Stock appreciation incentive by granting to Mr. Faherty warrants to purchase 298,848 shares of Common Stock. Thus, although his initial base salary was below market as reflected in the applicable surveys, Mr. Faherty's compensation plan provides performance dependent opportunities to increase total compensation to the market mean, including potential share appreciation well above the mean.

                                          Compensation, Option and Stock
                                          Purchase Plan Committee Members
                                          (as constituted at year end)
                                          Gale R. Aguilar
                                          James K. Dutton
                                          Michael E. Faherty
                                          Frank R. Triolo
                                          Donald E. Fowler
                                          Thomas I. Unterberg

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There are, as of March 31, 1997, approximately 95 holders of record of the Company's Common Stock. The following table sets forth certain information, as of March 31, 1997, regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and current executive officers as a group.

                                                                       AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                       BENEFICIAL      PERCENT OF
OF BENEFICIAL OWNER(1)                                                 OWNERSHIP(1)     CLASS(2)
---------------------------------------------------------------------  -----------     ----------
(i)Certain Beneficial Owners:
Unterberg Harris Private Equity Partners, L.P.
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10022.................................................   1,040,488(3)      19.0
E&M RP Trust
  c/o Edmund Shea
  655 Brea Canyon Road
  Walnut, CA 71789-3010..............................................     443,696(4)       9.0
Tiedemann McCabe Global Telecom L.P.
  c/o Jay McCabe
  Tiedemann Bottress
  535 Madison Avenue
  New York, NY 10022.................................................     310,364(5)       6.5
(ii)Directors (which includes all nominees) and Named Executives:
Gale R. Aguilar......................................................      23,333(6)         *
James K. Dutton......................................................      23,333(6)         *
Michael E. Faherty...................................................     351,774(7)       7.4
Donald E. Fowler.....................................................      10,000(8)         *
Frank R. Triolo......................................................      10,000(8)         *
Thomas I. Unterberg..................................................     454,436(9)       9.2
Gregg M. Azcuy.......................................................     132,162(10)      2.9
Louis J. Altieri.....................................................      29,693(11)        *
David J. Boyle.......................................................          --           --
Priyan Guneratne.....................................................      27,034(12)        *
(iii)All Directors and current executive officers as a group (10
  persons)...........................................................   1,061,765(13)     19.5

---------------
  *  Less than one percent.

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

 (2) Applicable percentage of ownership is based on 4,462,124 shares of Common Stock outstanding on March 31, 1997, plus any presently exercisable stock options or warrants held by each such holder and options or warrants which will become exercisable within 60 days after March 31, 1997.

 (3) Includes 765,820 and 274,668 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively.

 (4) Includes 177,028 and 266,668 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively.

 (5) Includes 177,028 and 133,336 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively.

 (6) Includes 23,333 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

 (7) Includes 298,848 shares of Common Stock subject to warrants which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

 (8) Includes 10,000 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

 (9) Includes: 10,000 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date; 88,514 and 133,336 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively; 91,592 and 32,848 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris Private Equity Partners, L.P.; 327 and 116 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris Private Equity Partners, C.V.; 17,703 and 13,332 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris LLC; and 66,668 shares of Common Stock issuable upon the conversion of shares of Series C Preferred Stock held by Bella and Israel Unterberg Foundation 2. Does not include the following shares as to which Mr. Unterberg disclaims beneficial ownership:
     674,228 and 241,820 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris Private Equity Partners, L.P.; 163,247 and 58,552 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris Private Equity Partners, C.V.; 70,811 and 53,336 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock, respectively, held by Unterberg Harris LLC; and 20,000 shares of Common Stock issuable upon the conversion of shares of Series C Preferred Stock held by Unterberg Harris 401(k) Profit Sharing Plan Dated 10/26/90 FBO:
     Robert Matluck, of which Mr. Unterberg is a trustee.

(10) Includes 106,846 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

(11) Includes 23,750 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

(12) Includes 22,000 shares of Common Stock subject to options which are exercisable at March 31, 1997 or which will become exercisable within 60 days of such date.

(13) See Notes 6 through 12.

SERIES B PREFERRED STOCK

     There are, as of March 31, 1997, ten holders of record of the Company's Series B Preferred Stock. The following table sets forth certain information, as of March 31, 1997, regarding the beneficial ownership of the Company's Series B Preferred Stock by (i) each person who is known to the Company to own beneficially more than 5% of the total number of shares of Series B Preferred Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and current executive officers as a group.

                                                                        AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                        BENEFICIAL     PERCENT OF
OF BENEFICIAL OWNER(1)                                                  OWNERSHIP(1)    CLASS(2)
--------------------------------------------------------------------    ----------     ----------
(i)Certain Beneficial Owners:
Unterberg Harris Private Equity Partners, L.P.
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10022................................................      692,160         43.3
E&M RP Trust
  c/o Edmund Shea
  655 Brea Canyon Road
  Walnut, CA 71789-3010.............................................      160,000         10.0
Tiedemann McCabe Global Telecom L.P.
  c/o Jay McCabe Tiedemann Bottress
  535 Madison Ave.
  New York, NY 10022................................................      160,000         10.0
Unterberg Harris Private Equity Partners, C.V.
  c/o Administrator N.V.
  NV FIDES
  P.O. Box 4905, Curacao, NV........................................      147,840          9.2
John Rosenthal
  c/o Burnham Securities
  1325 Avenue of the Americas
  New York, NY 10019................................................      120,000          7.5
Unterberg Harris LLC
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10022................................................       80,000          5.0
George Karfunkel
  c/o American Stock Transfer Co.
  40 Wall Street, 46th Fl.
  New York, NY 10005................................................       80,000          5.0
(ii)Directors (which includes all nominees) and Named Executives:
Gale R. Aguilar.....................................................           --           --
James K. Dutton.....................................................           --           --
Michael E. Faherty..................................................           --           --
Donald E. Fowler....................................................           --           --
Frank R. Triolo.....................................................           --           --
Thomas I. Unterberg.................................................      179,077(3)      11.2
Gregg M. Azcuy......................................................           --           --
Louis J. Altieri....................................................           --           --
David J. Boyle......................................................           --           --
Priyan Guneratne....................................................           --           --
(iii)All Directors and current executive officers as a group (10
  persons)..........................................................      179,077(3)      11.2

---------------
(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Series B Preferred Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 1,600,000 shares of Series B Preferred Stock outstanding on March 31, 1997.

(3) Includes: 82,782 shares held by Unterberg Harris Private Equity Partners, L.P.; 295 shares held by Unterberg Harris Private Equity Partners, C.V.; and 16,000 shares held by Unterberg Harris LLC. Does not include the following shares as to which Mr. Unterberg disclaims beneficial ownership: 609,378 shares held by Unterberg Harris Private Equity Partners, L.P.; 147,545 shares held by Unterberg Harris Private Equity Partners, C.V.; and 64,000 shares held by Unterberg Harris LLC.

SERIES C PREFERRED STOCK

     There are, as of March 31, 1997, 35 holders of record of the Company's Series C Preferred Stock. The following table sets forth certain information, as of March 31, 1997, regarding the beneficial ownership of the Company's Series C Preferred Stock by (i) each person who is known to the Company to own beneficially more than 5% of the total number of shares of Series C Preferred Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and current executive officers as a group.

                                                                        AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                        BENEFICIAL     PERCENT OF
OF BENEFICIAL OWNER(1)                                                  OWNERSHIP(1)    CLASS(2)
--------------------------------------------------------------------    ----------     ----------
(i)Certain Beneficial Owners:
Unterberg Harris Private Equity Partners, L.P.
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10022................................................      68,667          13.7
E&M RP Trust
  c/o Edmund Shea
  655 Brea Canyon Road
  Walnut, CA 71789-3010.............................................      66,667          13.3
Genesis Capital Mgmt.
  120 Broadway
  Suite 7001
  New York, NY 10271................................................      33,334           6.7
Tiedemann McCabe Global Telecom L.P.
  c/o Jay McCabe
  Tiedemann Bottress
  535 Madison Ave.
  New York, NY 10022................................................      33,334           6.7
S. Marcus Finkle
  117 AABC, Suite 311
  Aspen, CO 81611...................................................      25,000           5.0
(ii)Directors (which includes all nominees) and Named Executives:
Gale R. Aguilar.....................................................          --            --
James K. Dutton.....................................................          --            --
Michael E. Faherty..................................................          --            --
Donald E. Fowler....................................................          --            --
Frank R. Triolo.....................................................          --            --
Thomas I. Unterberg.................................................      61,575(3)       12.3
Gregg M. Azcuy......................................................          --            --
Louis J. Altieri....................................................          --            --
David J. Boyle......................................................          --            --
Priyan Guneratne....................................................          --            --
(iii)All Directors and current executive officers as a group (10
  persons)..........................................................      61,575(3)       12.3

---------------
(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Series C Preferred Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 500,000 shares of Series C Preferred Stock outstanding on March 31, 1997.

(3) Includes: 8,212 shares held by Unterberg Harris Private Equity Partners, L.P.; 29 shares held by Unterberg Harris Private Equity Partners, C.V.; 3,333 shares held by Unterberg Harris LLC; and
     16,667 shares held by Bella and Israel Unterberg Foundation 2. Does not include the following shares as to which Mr. Unterberg disclaims beneficial ownership: 60,455 shares held by Unterberg Harris Private Equity Partners, L.P.; 14,638 shares held by Unterberg Harris Private Equity Partners, C.V.; 13,334 shares held by Unterberg Harris LLC; and 5,000 shares held by Unterberg Harris 401(k) Profit Sharing Plan Dated 10/26/90 FBO: Robert Matluck, of which Mr. Unterberg is a trustee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thomas I. Unterberg is Managing Director of Unterberg Harris, an investment banking firm which serves as the Company's financial advisor. In May 1995, Unterberg Harris acted as placement agent in connection with the private placement of 1,600,000 shares of Series B Preferred Stock of the Company. Such shares convert into approximately 1,770,590 shares of Common Stock. As compensation for its services, the Company paid to Unterberg Harris $100,000. In May 1996, Unterberg Harris acted as placement agent in connection with the private placement of 500,000 shares of Series C Preferred Stock of the Company. Such shares convert into approximately 2,000,000 shares of Common Stock. As compensation for its services, the Company paid to Unterberg Harris $150,000.

     The Company has executed indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1997. Ernst & Young LLP also served as independent auditors of the Company for 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

     One or more representatives of Ernst & Young LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from Shareholders.

                            SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by January 21, 1998.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     ECCS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 29, 1997, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          David J. Sorin,
                                          Secretary

Tinton Falls, New Jersey
May 21, 1997

                                   ECCS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg
M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of ECCS, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 26, 1997 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS.
   Nominees: Michael E. Faherty, Gregg M. Azcuy, Gale R. Aguilar, James K.
             Dutton, Donald E. Fowler and Frank R. Triolo.

(Mark one only)

VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any). To withhold authority for any individual nominated, write that nominee's name in the space provided below. [ ]

--------------------------------------------------------------------------------

VOTE WITHHELD from all nominees. [ ]

2. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                                                 Dated:
                                                 -------------------------------

                                                 -------------------------------

                                                    Signature of Shareholder

                                                 -------------------------------
                                                   Signature of Shareholder if
                                                          held jointly

                                                 NOTE: THIS PROXY MUST BE SIGNED
                                                 EXACTLY AS THE NAME APPEARS
                                                 HEREON. WHEN SHARES ARE HELD BY
                                                 JOINT TENANTS, BOTH SHOULD
                                                 SIGN. IF THE SIGNER IS A
                                                 CORPORATION, PLEASE SIGN FULL
                                                 CORPORATE NAME BY DULY
                                                 AUTHORIZED OFFICER, GIVING FULL
                                                 TITLE AS SUCH. IF THE SIGNER IS
                                                 A PARTNERSHIP, PLEASE SIGN IN
                                                 PARTNERSHIP NAME BY AUTHORIZED
                                                 PERSON.
I WILL [ ]  WILL NOT [ ] attend the Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

                                   ECCS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg
M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of (i) 6% Cumulative Convertible Preferred Stock, Series B, and (ii) 6% Cumulative Convertible Preferred Stock, Series C, of ECCS, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 26, 1997 and at any adjournment or adjournments thereof, upon the following proposal more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1.

1.  ELECTION OF DIRECTOR.
   Nominee: Thomas I. Unterberg

(Mark one only)
VOTE FOR the nominee listed above. [ ]
                                VOTE WITHHELD from the nominee listed above. [ ]

                                                 Dated:
                                                 -------------------------------

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 -------------------------------
                                                   Signature of Shareholder if
                                                          held jointly

                                                 NOTE: THIS PROXY MUST BE SIGNED
                                                 EXACTLY AS THE NAME APPEARS
                                                 HEREON. WHEN SHARES ARE HELD BY
                                                 JOINT TENANTS, BOTH SHOULD
                                                 SIGN. IF THE SIGNER IS A
                                                 CORPORATION, PLEASE SIGN FULL
                                                 CORPORATE NAME BY DULY
                                                 AUTHORIZED OFFICER, GIVING FULL
                                                 TITLE AS SUCH. IF THE SIGNER IS
                                                 A PARTNERSHIP, PLEASE SIGN IN
                                                 PARTNERSHIP NAME BY AUTHORIZED
                                                 PERSON.

I WILL [ ]  WILL NOT [ ] attend the Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.